CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Jump Securities due 2017	$2,500,000	$322.00

Morgan Stanley	June 2014 Pricing Supplement No. 1,462 Registration Statement No. 333-178081 Dated June 9, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000® Index due April 3, 2017
Principal at Risk Securities
The Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any of the principal amount at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this pricing supplement.  If the final index value of each underlying index is greater than or equal to 120% of its respective initial index value, which we refer to as the upside payment threshold, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $6.12 per security.  Because the upside payment threshold for each underlying index is 120% of its respective initial index value, each underlying index will need to appreciate by at least 20% for you to receive the upside payment, and, therefore, a positive return on the securities.  If the final index value of either underlying index is less than its respective upside payment threshold but neither underlying index has declined by more than 20% from its initial value, you will receive the stated principal amount for each security that you hold at maturity.  However, if either underlying index declines in value by more than 20% as of the valuation date from its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the full percentage decrease in the final index value of the worst performing underlying index from its initial index value.  Under these circumstances, the payment at maturity will be less than $8.00 and could be zero.  Accordingly, you may lose your entire initial investment in the securities.  Because the payment at maturity on the securities is based on the worst performing of the underlying indices, a decline in either underlying index below its respective downside threshold will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.  The securities are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying indices and forgo current income and return above the fixed upside payment in exchange for the upside payment feature that applies only if the value of each underlying index increases by at least 20% over the term of the securities.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes Program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Issue price:	$10 per security
Stated principal amount:	$10 per security
Pricing date:	June 9, 2014
Original issue date:	June 12, 2014 (3 business days after the pricing date)
Maturity date:	April 3, 2017
Aggregate principal amount:	$2,500,000
Interest:	None
Underlying indices:	S&P 500® Index (the “SPX Index”) and the Russell 2000® Index (the “RTY Index”)
Payment at maturity:
•      If the final index value of each underlying index is greater than or equal to its respective upside payment threshold:
$10 + the upside payment
Because the upside payment threshold for each underlying index is 120% of its respective initial index value, each underlying index will need to appreciate by at least 20% for you to receive the upside payment, and, therefore, a positive return on the securities.
•      If the final index value of either underlying index is less than its respective upside payment threshold but the final index value of each underlying index is greater than or equal to its respective downside threshold, meaning the value of neither underlying index has declined by more than 20% from its initial value:
$10
•      If the final index value of either underlying index is less than its respective downside threshold, meaning the value of either underlying index has declined by more than 20% from its respective initial value:
$10 × index performance factor of the worst performing underlying index
Under these circumstances, the payment at maturity will be less than the stated principal amount of $10, and will represent a loss of more than 20%, and possibly all, of your investment.  There is no minimum payment at maturity on the securities.  Accordingly, you could lose your entire initial investment in the securities.

Upside payment:	$6.12 per security (61.20% of the stated principal amount)
Upside payment threshold:	With respect to the SPX Index, 2,339.328, which is 120% of its initial index value With respect to the RTY Index, 1,398.252, which is 120% of its initial index value
Downside threshold:	With respect to the SPX Index, 1,559.552, which is 80% of its initial index value With respect to the RTY Index, 932.168, which is 80% of its initial index value
Index performance factor:	With respect to each underlying index, final index value / initial index value
Worst performing underlying index:	The underlying index with the lesser index performance factor
Initial index value:
With respect to the SPX Index, 1,949.44, which is the index closing value of such index on June 6, 2014
With respect to the RTY Index, 1,165.210, which is the index closing value of such index on June 6, 2014

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Valuation date:	March 29, 2017, subject to postponement for non-index business days and certain market disruption events
CUSIP / ISIN:	61761S471 / US61761S4710
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.680 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$10	$0.09	$9.91
Total	$2,500,000	$22,500	$2,477,500
(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.09 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)	See “Use of proceeds and hedging” on page 17.
The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Jump Securities dated August 17, 2012   Index Supplement dated November 21, 2011  Prospectus dated November 21, 2011

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000® Index due April 3, 2017
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Trigger Jump Securities

Principal at Risk Securities
The Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000® Index due April 3, 2017 (the “securities”) can be used:

▪
As an alternative to direct exposure to the underlying indices that provides a fixed return of 61.20% if the final index value of each underlying index is greater than or equal to 120% of its respective initial index value, which we refer to as the upside payment threshold, as of the valuation date;

▪	To enhance returns and potentially outperform the worst performing of the S&P 500® Index and the Russell 2000® Index in a moderately bullish scenario;

▪
To obtain limited protection against the loss of principal in the event of a decline of the underlying indices as of the valuation date, but only if the final index value of each underlying index is greater than or equal to its respective downside threshold.

If the final index value of either underlying index is less than the downside threshold, the securities are exposed on a 1:1 basis to the percentage decline of the final index value of the worst performing underlying index from its initial index value.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 2 years and 10 months
Upside payment:	$6.12 (61.20% of the stated principal amount), payable only if the final index value of each underlying index is greater than or equal to 120% of its respective initial index value.
Upside payment threshold:	120% of the respective initial index value
Downside threshold:	80% of the respective initial index value
Interest:	None

The original issue price of each security is $10.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10.  We estimate that the value of each security on the pricing date is $9.680.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the upside payment thresholds and the downside thresholds, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

June 2014	Page 2

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2014	Page 3

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

This investment with a term of approximately 2 years and 10 months offers a fixed return of 61.20% if the final index value of each underlying index is greater than or equal to its respective upside payment threshold, and provides limited protection against a decline of the worst performing of the SPX Index and the RTY Index.  However, if, as of the valuation date, the value of either underlying index has declined by more than 20% from its initial index value, the payment at maturity will be less than $8.00 and could be zero.

Upside Scenario
If the final index value of each underlying index is greater than or equal to its respective upside payment threshold, which is 120% of its initial index value, the payment at maturity for each security will be equal to $10 plus the upside payment of $6.12.  Because the upside payment threshold for each underlying index is 120% of its respective initial index value, each underlying index will need to appreciate by at least 20% for you to receive the upside payment, and, therefore, a positive return on the securities.

Par Scenario
If the final index value of either underlying index is less than its respective upside payment threshold, but the final index value of each underlying index is greater than or equal to its respective downside threshold, which means that neither underlying index has depreciated by more than 20% from its respective initial value, the payment at maturity will be $10 per security.

Downside Scenario
If the final index value of either underlying index is less than its respective downside threshold, which means that either underlying index has depreciated by more than 20%, you will lose 1% for every 1% decline in the value of the worst performing underlying index from its initial index value (e.g., a 50% depreciation in the worst performing underlying index will result in a payment at maturity of $5 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying indices, a decline in either underlying index below its respective downside threshold will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.

June 2014	Page 4

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities.  The following examples are for illustrative purposes only.  The payment at maturity on the securities is subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms. (The actual initial index values, upside payment thresholds and downside thresholds are set forth on the cover page of this document.)

Stated Principal Amount:	$10 per security

Hypothetical Initial Index Value:	With respect to the SPX Index: 1,800 With respect to the RTY Index: 1,200

Hypothetical Upside Payment Threshold:	With respect to the SPX Index, 2,160, which is 120% of its hypothetical initial index value With respect to the RTY Index, 1,440, which is 120% of its hypothetical initial index value

Hypothetical Downside Threshold:	With respect to the SPX Index, 1,440, which is 80% of its hypothetical initial index value With respect to the RTY Index, 960, which is 80% of its hypothetical initial index value

Upside Payment:	$6.12 (61.20% of the stated principal amount)

Interest:	None

EXAMPLE 1: Both underlying indices appreciate substantially so that the final index value of each underlying index is greater than its respective upside payment threshold, and investors therefore receive the stated principal amount plus the upside payment.

Final index value		SPX Index: 5,400
RTY Index: 2,400
Index performance factor		SPX Index: 5,400 / 1,800 = 300% RTY Index: 2,400 / 1,200 = 200%
Payment at maturity	=	$10 + upside payment
	=	$10 + $6.12
	=	$16.12

In example 1, the SPX Index has appreciated by 300% and the RTY Index has appreciated by 200% as of the valuation date.  Because the final index value of each underlying index is above its respective upside payment threshold, investors receive at maturity the stated principal amount plus the upside payment of $6.12.  Investors receive $16.12 per security at maturity, and do not participate in the appreciation of either underlying index.  Although both underlying indices have appreciated substantially, the return on the securities is limited to the stated principal amount plus the fixed upside payment of $6.12.

EXAMPLE 2: Both underlying indices appreciate, but the final index value of one of the underlying indices is not greater than or equal to its respective upside payment threshold, and investors therefore receive the stated principal amount at maturity.

Final index value		SPX Index: 2,160
		RTY Index: 1,320
Index performance factor		SPX Index: 2,160 / 1,800 = 120% RTY Index: 1,320 / 1,200 = 110%
Payment at maturity	=	$10

June 2014	Page 5

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

In example 2, the SPX index has appreciated by 20% and the RTY Index has appreciated by 10%, but the RTY Index did not appreciate to or above its respective upside payment threshold as of the valuation date.  Even though both underlying indices have appreciated (and even though the final index value of the SPX Index is greater than its respective upside payment threshold), because the RTY Index did not appreciate to or above its respective upside payment threshold, investors do not receive the upside payment.  However, because the final index value of each underlying index is still at or above its respective downside threshold, investors receive at maturity the stated principal amount of $10 per security.

EXAMPLE 3: Both underlying indices appreciate, but the final index values of both underlying indices are not at or above the respective upside payment thresholds, and investors therefore receive the stated principal amount at maturity.

Final index value		SPX Index: 2,142
		RTY Index: 1,320
Index performance factor		SPX Index: 2,142 / 1,800 = 119% RTY Index: 1,320 / 1,200 = 110%
Payment at maturity	=	$10

In example 3, the SPX Index has appreciated by 19% and the RTY Index has appreciated by 10%, but the final index values of both underlying indices are below their respective upside payment thresholds as of the valuation date.  Even though both underlying indices have appreciated, because at least one underlying index did not appreciate to or above its respective upside payment threshold, investors do not receive the upside payment.  However, because the final index value of each underlying index is still at or above its respective downside threshold, investors receive at maturity the stated principal amount of $10 per security.

EXAMPLE 4: The final index value of one underlying index is below its respective upside payment threshold, but the final index values of both underlying indices are at or above the respective downside thresholds, and investors therefore receive the stated principal amount at maturity.

Final index value		SPX Index: 2,160
		RTY Index: 1,080
Index performance factor		SPX Index: 2,160 / 1,800 = 120% RTY Index: 1,080 / 1,200 = 90%
Payment at maturity	=	$10

In example 4, the SPX index has appreciated by 20%, but the final index value of the RTY Index is below its respective upside payment threshold as of the valuation date. Therefore, investors do not receive the upside payment.  However, because the final index value of each underlying index is still at or above its respective downside threshold, investors receive at maturity the stated principal amount of $10 per security.

EXAMPLE 5: One underlying index appreciates while the other has declined to below its downside threshold as of the valuation date, and so investors are exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 2,160
RTY Index: 600
Index performance factor		SPX Index: 2,160 / 1,800 = 120% RTY Index: 600 / 1,200 = 50%
Payment at maturity	=	$10 × index performance factor of the worst performing underlying index
	=	$10 × 50%

June 2014	Page 6

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

=	$5

In example 5, the RTY Index has declined by 50% to below its downside threshold, while the SPX Index has appreciated by 20% as of the valuation date.  Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying index in this example, and receive a payment at maturity of $5.  Investors lose 1% of the stated principal amount for every 1% decline in the RTY Index from its initial index value, even though the SPX Index has appreciated from its initial index value to be greater than its respective upside payment threshold.

EXAMPLE 6: Both underlying indices decline to below their respective downside thresholds as of the valuation date, and so investors are exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 900
RTY Index: 480
Index performance factor		SPX Index: 900 / 1,800 = 50% RTY Index: 480 / 1,200 = 40%
Payment at maturity	=	$10 × index performance factor of the worst performing underlying index
	=	$10 × 40%
	=	$4

In example 6, the final index values of both the SPX Index and the RTY Index are less than their respective downside thresholds.  The SPX index has declined by 50% while the RTY Index has declined by 60%.  Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying index in this example, and receive a payment at maturity of $4.

Because the payment at maturity of the securities is based on the worst performing of the underlying indices, a decline in either underlying index of more than 20% from its respective initial index value will result in a loss of more than 20%, and possibly all, of your investment, even if the other underlying index has appreciated or has not declined as much.

June 2014	Page 7

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not pay interest or guarantee any return of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of any of the principal amount at maturity.  At maturity, you will receive for each $10 stated principal amount of securities that you hold an amount in cash based upon the final index value of each underlying index.  If the final index value of either underlying index is less than its respective upside payment threshold, but the final index value of each underlying index is greater than or equal to its respective downside threshold, you will receive only the principal amount of $10 per security.  If the final index value of either underlying index is less than its respective downside threshold, you will receive an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the full decline in the value of the worst performing underlying index from its initial index value, and you will lose a significant portion or all of your investment.  There is no minimum payment at maturity on the securities.  Accordingly, you could lose your entire initial investment in the securities.

▪
Because the upside payment threshold for each underlying index is 120% of its respective initial index value, each underlying index will need to appreciate by at least 20% for you to receive the upside payment, and, therefore, a positive return on the securities.  The upside payment will be payable only if the final index value of each underlying index is greater than or equal to its respective upside payment threshold of 120% of its respective initial index value.  As a result, you will receive a positive return on the securities only if each underlying index appreciates by at least 20% over the term of the securities.  Even if both underlying indices appreciate, one or both of the underlying indices may not appreciate sufficiently for the upside payment to be payable, in which case you will receive only the principal amount of $10 per security, without any return on your investment.

▪
You are exposed to the price risk of both underlying indices.  Your return on the securities is not linked to a basket consisting of both underlying indices.  Rather, it will be based upon the independent performance of each underlying index.  Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices.  Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index.  If either underlying index declines to below its respective downside threshold as of the valuation date, you will be exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying index has appreciated or has not declined as much.  Accordingly, your investment is subject to the price risk of both underlying indices.

▪
Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying index.  The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index.  With two underlying indices, it is more likely that either underlying index will decline to below its downside threshold as of the valuation date than if the securities were linked to only one underlying index.  Therefore, it is more likely that you will suffer a significant loss on your investment.  In addition, with two underlying indices, it is more likely that either underlying index will not appreciate to or above its respective upside payment threshold as of the valuation date.

▪
Appreciation potential is fixed and limited.  Where the final index value of each underlying index is greater than or equal to its respective upside payment threshold, the appreciation potential of the securities is limited to the fixed upside payment of $6.12 per security (61.20% of the stated principal amount), even if both underlying indices have appreciated substantially.

June 2014	Page 8

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The market price of the securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the values of the underlying indices at any time (including in relation to the upside payment thresholdand downside threshold),

▪	the volatility (frequency and magnitude of changes in value) of the underlying indices,

▪	dividend rates on the securities underlying the underlying indices,

▪	interest and yield rates in the market,

▪
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of the underlying indices,

▪	the time remaining until the maturity of the securities,

▪	the composition of the underlying indices and changes in the constituent stocks of the underlying indices, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of either underlying index is at or below its upside payment threshold or downside threshold.

You cannot predict the future performance of the underlying indices based on their historical performance.  If the final index value of either underlying index is less than its respective downside threshold, you will be exposed on a 1 to 1 basis to the full decline in the final index value of the worst performing underlying index from its initial index value.  There can be no assurance that the final index value of each underlying index will be greater than or equal to its respective upside payment threshold so that you will receive at maturity an amount that is greater than the $10 stated principal amount for each security you hold.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

June 2014	Page 9

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪
The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
Investing in the securities is not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either undelying index.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying indices.

June 2014	Page 10

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪
Adjustments to the underlying indices could adversely affect the value of the securities.  The publisher of either underlying index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the securities.  The publisher of such underlying index may also discontinue or suspend calculation or publication of such underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the relevant index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial index values, the upside payment thresholds and the downside thresholds, and will determine the final index values, the index performance factors, if applicable, and the payment that you will receive at maturity, if any.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing values in the event of a market disruption event or discontinuance of an underlying index, may adversely affect the payout to you at maturity, if any.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices.  Some of our subsidiaries also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to June 6, 2014, the day on which the initial index values were determined, could have increased the initial index value of an underlying index, and, therefore, the downside threshold, which is the value at or above which such underlying index must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying index).  Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of either underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying index).

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  Because the securities provide for the return of principal except where the final index value of either of the underlying indices is below its respective downside threshold, the risk that the securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with other equity-linked securities that do not contain similar provisions.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting

June 2014	Page 11

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

June 2014	Page 12

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.  For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on June 9, 2014:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	1,951.27
52 Weeks Ago:	1,643.38
52 Week High (on 6/9/2014):	1,951.27
52 Week Low (on 6/24/2013):	1,573.09

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2009 through June 9, 2014.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period.  The closing value of the SPX Index on June 9, 2014 was 1,951.27.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2009 to June 9, 2014

* The black solid line in the graph indicates the upside payment threshold of 2,339.328 for the SPX Index, and the red solid line indicates the downside threshold of 1,559.552 for the SPX Index.  Because the payment at maturity on the securities is based on the worst performing of the underlying indices, the payment at maturity may also depend on the performance of the RTY Index.

June 2014	Page 13

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter (through June 9, 2014)	1,951.27	1,815.69	1,951.27

License Agreement between S&P and Morgan Stanley
“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P and have been licensed for use by Morgan Stanley.  For more information, see “S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying index supplement.

June 2014	Page 14

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on June 9, 2014:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,175.876
52 Weeks Ago:	987.625
52 Week High (on 3/4/2014):	1,208.651
52 Week Low (on 6/24/2013):	951.050

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2009 through June 9, 2014.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period.  The closing value of the RTY Index on June 9, 2014 was 1,175.876.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2009 to June 9, 2014

* The black solid line in the graph indicates the upside payment threshold of 1,398.252 for the RTY Index, and the red solid line indicates the downside threshold of 932.168 for the RTY Index.  Because the payment at maturity on the securities is based on the worst performing of the underlying indices, the payment at maturity may also depend on the performance of the SPX Index.

June 2014	Page 15

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	740.92	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.54	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter (through June 9, 2014)	1,192.808	1,095.986	1,175.876

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

June 2014	Page 16

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:
If the scheduled valuation date is not an index business day with respect to either underlying index or if a market disruption event occurs with respect to either underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying index.

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:
Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪      Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Additionally, any consequences resulting from the Medicare tax on investment income are not discussed in this document or the accompanying product supplement for Jump Securities.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $10.00 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

June 2014	Page 17

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

On or prior to June 6, 2014, we hedged our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to have taken positions in stocks of the underlying indices, futures and options contracts on the underlying indices, and any component stocks of the underlying indices listed on major securities markets. Such purchase activity could have increased the initial index value of either underlying index, and, therefore, could have increased the downside threshold, which is the value at or above which such underlying index must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying index). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the value of either underlying index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding

June 2014	Page 18

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.09 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with

June 2014	Page 19

Morgan Stanley

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the product supplement for Jump, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated August 17, 2012
Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for Jump, in the index supplement or in the prospectus.  As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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